Exhibit 10.1

THE SECURITIES REPRESENTED HEREBY (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED, EXCHANGED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

$[NUMBER]	[DATE]

For value received, Humanigen, Inc., a Delaware corporation (the “Company”), promises to pay to [HOLDER NAME] or its assigns (the “Holder”) the principal sum of $[NUMBER] together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below.

This convertible promissory note (this “Note”) is issued as part of a series of similar convertible promissory notes (collectively, the “Notes”) pursuant to the terms of that certain Convertible Note Purchase Agreement dated as of [DATE], by and among the Company, Holder, and the other purchasers identified therein, as the same may be amended from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement. This Note is an unsecured obligation of the Company.

1.       Repayment. Unless otherwise converted as provided herein, all unpaid principal together with the unpaid and accrued interest payable hereunder shall be due and payable on the date repayment by the Holder is demanded which may be any day on or after the earliest of (i) twenty-four months from the date of this Note, (ii) the occurrence of an Event of Default (as described in Section 7 below), or (iii) the occurrence of a Liquidation Event (the earliest date of which being the “Maturity Date”). “Liquidation Event” means (i) any event pursuant to which (A) any Person or Persons acting as a group acquires all or substantially all of the assets of the Company by sale, exclusive license or otherwise, or (B) any Person or Persons acting as a group (other than the equity holders of the Company existing as of the date hereof), whether by merger, consolidation or otherwise, shall become the beneficial owner(s) of greater than an aggregate of 50% of the Company’s outstanding voting equity interests (other than in connection with a Qualified Financing (as defined below) or Non-Qualified Financing (as defined below)), or (ii) any dissolution or winding-up of the Company. This Note shall rank pari passu with each of the other Notes such that all Notes shall rank equally and no payment will be made under any Note unless a pro rata payment is simultaneously made under all Notes.

2.       Interest Rate. The Company promises to pay simple interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of 7% per annum or the maximum rate permissible by law, whichever is less. Interest shall be due and payable on the Maturity Date and shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

3.       Conversion.

(a)       Mandatory Conversion Upon Qualified Financing. If the Company issues and sells its Equity Securities (as defined below) to investors (the “Qualified Financing Investors”) on or before the date of the repayment in full of this Note in any bona fide financing transaction that results in gross proceeds to the Company of at least $10,000,000 (excluding conversion of this Note and other indebtedness), (a “Qualified Financing”), then the Company will give the Holder at least ten days’ prior written notice of the anticipated closing date of such Qualified Financing, and the outstanding principal balance and any unpaid accrued interest of this Note (the “Conversion Amount”) will automatically be converted, upon such closing date, into into either (x) such Equity Securities as the Holder would acquire if the Conversion Amount were invested directly in the Qualified Financing on the same terms and conditions as given to the Qualified Financing Investors, or (y) Common Stock at a conversion price equal to $0.45 per share (subject to ratable adjustment for any stock split, stock dividend, stock combination or other recapitalization occurring subsequent to the date of this Note), as each Holder shall elect and notify the Company at least five days prior to the anticipated closing date of such Qualified Financing. For purposes of this Note, “Equity Securities” shall mean Common Stock or any securities issued by the Company (other than convertible indebtedness) and conferring the right to purchase Common Stock or that are convertible into or exercisable or exchangeable for (with or without additional consideration) Common Stock, whether sold independently or as part of a unit of one or more securities issued by the Company.

(b)       Optional Conversion Upon Non-Qualified Financing. In the event that the Company issues and sells shares of its Equity Securities to investors (the “Non-Qualified Financing Investors”) on or before the date of the repayment in full of this Note in any bona fide financing transaction that is not a Qualified Financing (a “Non-Qualified Financing”), then the Company will give the Holders at least ten days’ prior written notice of the anticipated closing date of such Non-Qualified Financing and each of the Holders may elect to convert, upon such closing date either (x), all, but not less than all, of the Conversion Amount of the Notes held by such Holder into such Equity Securities as the Holder would acquire if the Conversion Amount were invested directly in the Non-Qualified Financing on the same terms and conditions as given to the Non-Qualified Financing Investors, or (y) Common Stock at a conversion price equal to $0.45 per share (subject to ratable adjustment for any stock split, stock dividend, stock combination or other recapitalization occurring subsequent to the date of this Note). In order to exercise the option to convert this Note pursuant to this Section 3(b), each Holder must notify the Company of the Holder’s election to so convert at least five days prior to the anticipated closing date of the Non-Qualified Financing.

(c)       Optional Conversion Upon Liquidation Event. In the event that the Company enters into any agreement providing for, or publicly announces the intention to consummate, a Liquidation Event prior to the conversion or repayment in full of this Note, (i) the Company will give the Holder at least ten days’ prior written notice of the anticipated closing date of such Liquidation Event, and (ii) the Holder may elect to convert, upon such closing date, all, but not less than all, of the Conversion Amount into Common Stock at a conversion price equal to $0.45 per share (subject to ratable adjustment for any stock split, stock dividend, stock combination or other recapitalization occurring subsequent to the date of this Note). In order to exercise the option to convert the Notes pursuant to this Section 3(c), the Holder must notify the Company of the Holder’s election to so convert or require payment at least five days prior to the anticipated closing date of the Liquidation Event.

(d)       No fractional units will be issued on conversion of this Note. If the Holder would otherwise be entitled to a fractional unit, the Holder shall receive in lieu thereof a cash payment equal to the applicable per unit price of the Equity Securities or Common Stock into which the Conversion Amount is proposed to be converted, multiplied by the fraction of the unit the Holder would otherwise be entitled to receive.

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4.       Maturity. If this Note has not been previously converted pursuant to Section 3 above, then, effective upon the Maturity Date, the Holders may elect to convert the Conversion Amount of the Notes into Common Stock at a conversion price equal to $0.45 per share (subject to ratable adjustment for any stock split, stock dividend, stock combination or other recapitalization occurring subsequent to the date of this Note). Any election to convert the Notes pursuant to this paragraph must be made in writing and delivered to the Company at least five days prior to the Maturity Date. Unless this Note has been previously converted in accordance with the terms of Section 3 above or pursuant to the preceding sentences of this Section 4, the entire outstanding principal balance and all unpaid accrued interest shall become fully due and payable on the Maturity Date.

5.       Expenses. In the event of any default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by the Holder in enforcing and collecting this Note.

6.       Prepayment. The Company may not prepay this Note (including accrued interest), in whole or in part, prior to the Maturity Date without the consent of the Holder.

7.       Default. If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of the Holder and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under Section 7(c), 7(d) or 7(e)), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a)       The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(b)       The Company shall default in its performance of any covenant under the Agreement or this Note, and such default is not cured by the Company within 30 days after written notice thereof is given to the Company by the Holder;

(c)       The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(d)       An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company;

(e)       A liquidation, termination of existence or dissolution of the Company; or

(f)       Any representation, warranty or statement of fact made by the Company in the Agreement, or any other agreement, schedule, confirmatory assignment or otherwise in connection with the transactions contemplated hereby or thereby, shall when made or deemed made be false or misleading in any material respect; provided, however, that such failure shall not result in an Event of Default to the extent it is corrected by the Company within a period of 30 days after the Company’s receipt of written notice from the Holder specifying such failure.

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8.       Waiver. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

9.       Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, emailed, mailed or delivered to each party as follows: (i) if to the Holder, at the Holder’s address, email address or facsimile number set forth in the Agreement, or at such other address, email address or facsimile number as the Holder shall have furnished the Company in writing, or (ii) if to the Company, at the Company’s address, email address or facsimile number set forth on the signature page to the Agreement, or at such other address, email address or facsimile number as the Company shall have furnished to the Holder in writing. All such notices and communications will be deemed effectively given the earliest of (a) when received, (b) when delivered personally, (c) one business day after being delivered by facsimile or email (with receipt of appropriate confirmation), (d) one business day after being deposited with an overnight courier service of recognized standing or (e) three days after being deposited in the U.S. mail, first class with postage prepaid.

10.       Governing Law. This Note shall be governed by and construed under the internal laws of the State of New York, without giving effect to conflicts of laws principles.

11.       Modification; Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Holder. In the event that the Company amends or otherwise modifies any other of the Notes, the Company shall give notice thereof to the Holder and, upon request by the Holder, this Note shall be similarly amended or modified.

12.       Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. No delay or omission of the Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

13.       Transfer Rights. The Holder may not transfer this Note to a third party without the prior written consent of the Company, not to be unreasonably withheld, conditioned or delayed; provided, however, that the Holder shall have the right to transfer and assign this Note without any consent of the Company to a Permitted Transferee (as defined below). Each new Note issued upon any transfer of this Note shall bear a legend as to the applicable restrictions on transferability to ensure compliance with the Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its Transfer Agent, if any, in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary. “Permitted Transferee” means, as to any Holder, any of the following: (i) if a natural person, his/her ancestors, descendants, siblings, or spouse, any executor or administrator of his/her estate, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary primarily for the account of such Holder or his/her ancestors, descendants, siblings, or spouse, whether step, in-law or adopted, and, in the case of any such trust or fiduciary, to the Holder who transferred this Note to such trust or fiduciary, but only with respect to transfers made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy; (ii) with respect to any Holder which is an entity, (A) the then-existing members, shareholders or other investors in the Holder in connection with the dissolution or winding-up of the Holder, or (B) any Person in connection with any consolidation or reorganization of the Holder directly or indirectly with or into one or more other investment vehicles; or (iii) any affiliate of the Holder (other than any investment portfolio company of the Holder that is an affiliate) which controls, is controlled by or is under common control with the Holder.

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14.       Most Favored Nation Amendment Provisions. Prior to the conversion or payment in full of the Note, if the Company issues any indebtedness which is convertible into the Company’s Equity Securities (“Subsequent Convertible Securities”), the Company will promptly provide Holder with written notice thereof, together with a copy of all documentation relating to such Subsequent Convertible Securities and, upon written request of Holder, any additional information related to such Subsequent Convertible Securities as may be reasonably requested by Holder. Within 30 days after the Holder’s receipt of such information, if the Holder determines that the terms of the Subsequent Convertible Securities are preferable to the terms of the Note, Holder will notify the Company in writing. Promptly after receipt of such written notice from the Holder, the Company agrees to amend and restate the Note to be identical to the instruments evidencing the Subsequent Convertible Securities and any purchase documents related thereto.

15.       Assignment by the Issuer. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, in whole or in part, by the Company, without the prior written consent of the Holder.

16.       Successors and Assigns. Subject to the restrictions on transfer provided herein, the rights and obligations of the Company and the Holder shall be binding upon and benefit the respective successors, assigns, heirs, administrators and transferees of the Company or the Holder, as applicable.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

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IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be issued as of the date first set forth above.

COMPANY: HUMANIGEN, INC. By:/s/ Cameron Durrant Name: Dr. Cameron Durrant Title: Chief Executive Officer

[Signature Page to Convertible Promissory Note]